Exhibit 10.1

AMENDMENT

TO THE

LIFETIME BRANDS, INC. 2000 LONG-TERM INCENTIVE PLAN

     Pursuant to the Unanimous Written Consent of the Board of Directors adopted on November 1, 2007, the Lifetime Brands, Inc. 2000 Long-Term Incentive Plan (the “Plan”) is hereby amended as follows:

1.     Sections 2(g) through Sections 2(m) of the Plan are hereby renumbered as Sections 2(h) through 2(n), respectively, and a new Section 2(g) is hereby added to the Plan to read as follows:

“Full-Value Award” means any Award granted under the Plan other than (i) an Option that requires the Participant to pay (in cash, foregone cash compensation, or other consideration, other than the performance of services, designated as acceptable by the Committee) at least the Fair Market Value of the Stock subject thereto as determined on the date of grant of the Award or (ii) an SAR that is based solely on the appreciation of the Stock underlying the Award from the Fair Market Value of the Stock as determined on the date of grant of the Award.

2.     The last paragraph of Section 3(a) is amended to read as follows:

Other provisions of the Plan notwithstanding, (i) the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, (ii) a subcommittee of the Committee or the Board composed solely of two or more directors who are (a) “non-employee directors” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and (b) “outside directors” within the meaning of Treasury Regulation section 1.162-27 under Code section 162(m), shall perform the functions of the Committee for purposes of granting awards to directors who are not employed by the Company, Parent or any Subsidiary, and (iii) the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

3.     Section 4(a) of the Plan is hereby amended in its entirety as follows:

(a)     Amount of Stock Reserved. The aggregate number of shares of Stock for which Awards may be granted under this Plan shall not exceed 2,500,000; provided, however, that no more than 5% of such authorized shares may be issued pursuant to Full-Value Awards that do not satisfy the vesting requirements set forth in Section 7(g) of the Plan. Awards made under this Plan which are forfeited (including a repurchase or cancellation of shares of Stock subject thereto by the Company in exchange for the price, if any, paid to the Company for such shares, or for their par value or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.

4.     Section 4(c) of the Plan is hereby amended in its entirety to read as follows:

In the event of any recapitalization, reclassification, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or any other extraordinary or unusual event affecting the outstanding Stock as a class, then the Committee shall equitably adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a) and 4(b), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which the shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

5.     Section 6(b)(i) of the Plan is hereby amended in its entirety to read as follows:

(i)     Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, such exercise price may not be less than one hundred percent (100%) of the Fair Market Value of such Stock on the date of grant of such Option.

6.     Section 8(e) of the Plan is hereby renumbered as Section 8(e)(i) and a subsection 8(e)(ii) is added to the Plan to reads as follows:

Other provisions of the Plan notwithstanding, as to any Award granted as an Option to purchase shares of Stock or an appreciation right payable in Shares, the Committee is not authorized to subsequently reduce the applicable exercise price relating to such Award, or take such other action as may be considered a repricing of such Award under generally accepted accounting principles, without the prior approval of the Company’s stockholders.

7.     Section 7(g) is hereby added to the Plan to read as follows:

(g)     Vesting for Full-Value Awards. Other provisions of the Plan notwithstanding, (i) no Full-Value Award issued under the Plan that is performance-based shall fully vest within one (1) year from the date of grant of such Full-Value Award, (ii) no Full-Value Award issued under the Plan that is service-based shall fully vest within three (3) years from the date of grant of such Full-Value Award, and (iii) the Committee may not waive such vesting periods except in the case of death, disability, retirement, change in control or termination without cause (the occurrence of any such event shall be determined by the Committee or the Board, as applicable); provided, however, the Committee or the Board may issue Full-Value Awards that are not subject to the restrictions set forth in this Section 7(g)(i) – (iii) so long as the aggregate number of such Full-Value Awards does not exceed the limit for such Awards as set forth in Section 4(a) of the Plan.